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                            Conectiv Communications,
                                      Inc.

                                       6.2

                           Certificate of Amendment of
                         Certificate of Incorporation of
                        Delmarva Telecommunications, Inc.
                             Filed February 26, 1997
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        DELMARVA TELECOMMUNICATIONS, INC.

                         pursuant to Section 242 of the
                           General Corporation Law of
                              the State of Delaware

        The undersigned, the President and Assistant Secretary of Delmarva Telecommunications, Inc. (the "Company"), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware do hereby certify that the following resolution was submitted to, approved and adopted by unanimous written consent of the Board of Directors of the Company pursuant to Section 141 of the General Corporation Law of the State of Delaware, all in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                    RESOLVED, That the Certificate of Incorporation of the
             Company be, and hereby is, amended by deleting the title and the first paragraph thereof and substituting in lieu thereof the following:

                          "CERTIFICATE OF INCORPORATION
                                       OF
                          CONECTIV COMMUNICATIONS, INC.

                                    FIRST:   The name of the Corporation is
                             Conectiv Communications, Inc."

         IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its President and attested to by its Assistant Secretary this 26 day of February, 1997.


Attest:


By: ____________________________            By: _______________________________
     Arturo F. Agra                             Joseph W. Ford
     Assistant Secretary                        President